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                                                                   Exhibit 10.12

                               SECOND AMENDMENT TO
                      WAREHOUSE LOAN AND SECURITY AGREEMENT

         This Second Amendment to Warehouse Loan and Security Agreement, dated as of December 22, 1999 (this "Amendment"), is by and among Financial Pacific Funding, LLC ("Borrower"), Financial Pacific Leasing, LLC, ("Servicer"), Norwest Bank Minnesota, National Association, as collateral agent (in such capacity, "Collateral Agent") and as standby servicer (in such capacity, "Standby Servicer"), Receivables Capital Corporation ("RCC "), the financial institutions party hereto, as parallel lenders ("Parallel Lenders"), and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as administrative agent and bank agent (the "Administrative Agent").

                                   BACKGROUND

         1. Borrower, Servicer, Collateral Agent, Standby Servicer, RCC, the Parallel Lenders and the Administrative Agent are parties to that certain Warehouse Loan and Security Agreement, dated as of December 30, 1998 (as heretofore amended, the "Warehouse Agreement").

         2. The parties hereto desire to amend the Warehouse Agreement in certain respects as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Warehouse Agreement, as amended hereby.

         SECTION 2. Amendments. (a) Section 1.1 of the Warehouse Agreement is hereby amended by adding a new definition of "Indebtedness" therein as follows:

                  "Indebtedness" means all items that in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of the balance sheet as of the date that "Indebtedness" is to be determined and in any event includes liabilities secured by any mortgage, deed of trust, pledge, lien, or security interest on property owned or acquired, whether or not such a liability has been assumed, and the guaranties, endorsements (other than for collection in the ordinary course of business), and other contingent obligations with regard to the obligations of other Persons.

         (b) The definition of "Bank Rate" set forth in Section 1.1 of the Warehouse Agreement is hereby amended by adding the phrase ", plus (C) the Program Fee Rate" at the end of such definition.

         (c) Section 2.1(b) of the Warehouse Agreement is hereby amended by deleting the amount of "$75,000,000" where it appears in clause (ii) thereof and substituting therefor the amount of "$125,000,000".

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         (d)      Clause (iii) of Section 2.9(xxvi) is hereby amended by
inserting the following proviso at the end of such clause (iii):

                  ; provided, however, that the aggregate Principal Balances of all Receivables that were originated by First Sierra Financial Corp. may exceed 7.5%, but shall not exceed 10%, of the sum of the aggregate Principal Balances of all Receivables;

         (e) Section 4.3 of the Warehouse Agreement is amended and restated in its entirety to read as follows:

                  SECTION 4.3. Application of Collections. All collections on a Receivable for each Collection Period shall be applied by the Servicer as follows: first, to any Scheduled Payment, or portion thereof that is past due, second, to the Scheduled Payment then due, third, to any late charges related to such Receivable, fourth, to taxes owed or advanced by Servicer with respect to such Receivable, fifth, to insurance premiums owed or advanced by Servicer with respect to such Receivable, sixth, to other administrative fees and similar charges, and seventh, any excess remaining thereafter shall be applied to prepay such Receivable.

         (f) Section 6.2(c) of the Warehouse Agreement is hereby amended by deleting the amount of "$75,000,000" where it appears therein and substituting therefor the amount of "$125,000,000".

         (g) A new Section 6.3 shall be inserted at the end of Article VI of the Warehouse Agreement as follows:

                  SECTION 6.3. Additional Conditions Precedent to Funding. On or prior to the first Funding hereunder occurring on or after January 1, 2000, (i) each Notice Party shall have received a copy of a duly executed interest rate cap confirmation supplementing the Hedging Agreement, which interest rate cap confirmation shall be satisfactory to the Administrative Agent and the Surety Provider, and (ii) the Administrative Agent shall have received the payment of the upfront fee payable pursuant to the fee letter, dated as of December __, 1999, between the Administrative Agent, the Borrower and Financial Pacific.

         (h) Section 9.1(e)(i) is hereby amended and restated in its entirety to read as follows:

                  (i) The initial Servicer and its consolidated subsidiaries shall maintain Tangible Net Worth, calculated at the end of each calendar quarter, beginning with the quarter ending December 31, 1999, of not less than $15.0 million, plus 50% of net income since September 30, 1999.

         (i) Section 9.1(e)(ii) is amended and restated in its entirety to read as follows:

                  (ii) The initial Servicer and its consolidated subsidiaries shall maintain a minimum level of adjusted earnings (before interest, income taxes, depreciation and amortization) to interest coverage of 1.4 on a rolling four quarter basis. In calculating interest coverage, interest expense shall

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                           include interest of the initial Servicer and its
                           consolidated subsidiaries, as well as, interest accruing on the subordinated debt of Financial Pacific Company. Amortization shall not include amortization of capitalized initial direct costs incurred in originating leases.

         (j) Section 9.1(e)(iii) is amended and restated in its entirety to read as follows:

                  (iii) The initial Servicer and its consolidated subsidiaries shall maintain a ratio, on a consolidated basis, of adjusted total debt to adjusted consolidated Tangible Net Worth not to exceed 18 to 1 calculated quarterly beginning December 31, 1999; 17 to 1 calculated quarterly beginning December 31, 2001; 16 to 1 calculated quarterly beginning December 31, 2002; 15 to 1 calculated quarterly beginning December 31, 2003; 14 to 1 calculated quarterly beginning December 31, 2004; and 13 to 1 calculated quarterly beginning December 31, 2005. Adjusted total debt shall include only consolidated interest-bearing debt, plus (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years. Adjusted consolidated Tangible Net Worth shall include the consolidated Tangible Net Worth, less (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years.

         (k) Section 9.1(e)(v) is amended by deleting the amount of "$12.5 million" in each place where it appears therein and substituting therefor the amount of "$15.0 million".

         (l) A new paragraph (vi) shall be inserted at the end of Section 9.1(e) of the Warehouse Agreement as follows:

                  (vi) The initial Servicer and its consolidated subsidiaries (except Financial Pacific Funding, LLC) shall maintain a ratio, on a consolidated basis, of Indebtedness to Tangible Net Worth not to exceed 8 to 1 calculated quarterly beginning December 31, 1999.

         (m) Paragraphs (a) and (b) of Section 9.2 are amended and restated to read as follows:

                  (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Financial Pacific Company, (i) copies of Financial Pacific Company's quarterly financial reports prepared in accordance with GAAP, (ii) copies of the initial Servicer's quarterly financial reports prepared in accordance with GAAP, and (iii) a calculation of the financial tests set forth in Section 9.1(e) demonstrating that there is no breach of such Section, all certified by the chief financial officer or chief accounting officer of the initial Servicer;

                  (b) Annual Financial Statements of Financial Pacific Company. As soon as available and in any event within 120 days after the end of each fiscal year of Financial

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         Pacific Company, a copy of Financial Pacific Company's combined and combining annual financial statements as reported on by nationally recognized independent certified public accountants (which shall be a "Big-5" accounting firm), along with consolidated and consolidating schedules of the initial Servicer and the Borrower.

         SECTION 3. Representations and Warranties. Borrower and Servicer hereby represent and warrant that (i) after giving effect to this Amendment, the representations and warranties contained in Section 7.1 of the Warehouse Agreement and Section 8.1 of the Warehouse Agreement, respectively, are true and correct on and as of the date hereof as though made on and as of such date, and shall have been deemed to have been made on and as of such date, and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Default or Event of Default.

         SECTION 4. Conditions to Effectiveness. This Amendment shall become effective on the date hereof, subject to the satisfaction of the following conditions precedent:

         (a)      Each of the Notice Parties shall have received:

                  (i) This Amendment, duly executed by each of the parties hereto;

                  (ii) A copy of the board of managers, managers or member consents of each Borrower Party, as applicable, approving this Amendment, certified by its Secretary or Chief Financial Officer;

                  (iii) Good standing certificates for each Borrower Party issued by the Secretaries of State of each State where each such Borrower Party is organized or has its principal place of business;

                  (iv) A certificate of the Secretary or Chief Financial Officer, as applicable, of each Borrower Party certifying (A) the names and true signatures of the officers authorized on its behalf to sign this Amendment and (B) that the Operating Agreement of such Borrowing Party has not been modified or amended since December 30, 1998;

                  (v) Constituent documents of each Borrower Party, duly certified by the Secretary of State of the State in which each such Borrower Party is organized, as of a recent date acceptable to the Notice Parties; and

                  (vi) A favorable opinion of counsel for the Borrower Parties as to the enforceability, due execution and authorization of this Amendment and as to such other matters as any Notice Party shall have reasonably requested;

         (b) The Surety Bond shall have been amended or a new surety bond shall have been issued to reflect the increase in the Funding Limit, in either case to the satisfaction of the Administrative Agent; and

         (c) The Insurance and Indemnity Agreement shall have been amended to reflect the increase in the Funding Limit and any change in the MBIA Premium.

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         SECTION 5. Miscellaneous. The Warehouse Agreement, as amended hereby, remains in full force and effect. Any reference to the Warehouse Agreement from and after the date hereof shall be deemed to refer to the Warehouse Agreement as amended hereby, unless otherwise expressly stated. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment may be executed by facsimile. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of Laws principles thereof (other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties under this Amendment shall be determined in accordance with such laws.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         FINANCIAL PACIFIC FUNDING, LLC

                                         By: /s/ Dale A. Winter
                                             -----------------------------------
                                         Name Printed: Dale A. Winter
                                         Title: Executive Vice President and
                                         Chief Financial Officer

                                         FINANCIAL PACIFIC LEASING, LLC
                                         By: /s/ Dale A. Winter
                                             -----------------------------------
                                         Name Printed: Dale A. Winter
                                         Title: Executive Vice President and
                                             Chief Financial Officer

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                                         NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Collateral Agent and
                                         Standby Servicer

                                         By: /s/ Tara H. Anderson
                                             -----------------------------------
                                         Name Printed: Tara H. Anderson
                                         Title: Corporate Trust Officer

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                                         RECEIVABLES CAPITAL CORPORATION, as
                                         Lender

                                         By: /s/ Stewart L. Cutler
                                             -----------------------------------
                                         Name Printed: Stewart L. Cutler
                                         Title: Managing Director

                                         BANK OF AMERICA, N.A., as
                                         Administrative Agent and as Bank
                                         Agent

                                         By: /s/ John K. Svolos
                                             -----------------------------------
                                         Name Printed: John K. Svolos
                                         Title: Vice President

                                         BANK OF AMERICA, N.A., as a Parallel
                                         Lender

                                         By: /s/ John K. Svolos
                                             -----------------------------------
                                         Name Printed: John K. Svolos
                                         Title: Vice President

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ACKNOWLEDGED AND AGREED:                 MBIA INSURANCE CORPORATION

                                         By: /s/ Lisa A. Wilson
                                             -----------------------------------
                                         Name Printed: Lisa A. Wilson
                                         Title: Assistant Secretary